UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 5, 2009

Date of Report (Date of earliest event reported)

Macrovision Solutions Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-53413	26-1739297
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On January 5, 2009, Gemstar-TV Guide International, Inc. (“Gemstar”), TV Guide Entertainment Group, Inc. (the “Company”), its parent company UV Corporation, Macrovision Solutions Corporation (“Macrovision”), the ultimate parent company of Gemstar, the Company and UV Corporation, and Lions Gate Entertainment, Inc. (“Buyer”), a wholly-owned subsidiary of Lions Gate Entertainment Corp., entered into an Equity Purchase Agreement (the “2009 Equity Purchase Agreement”) for the purchase by Buyer or by one of its wholly-owned subsidiaries from UV Corporation of all of the issued and outstanding equity interests of the Company for approximately $255 million in cash and assumed liabilities, subject to working capital and other indebtedness adjustments, to be measured at closing. In connection with the transaction, Gemstar and its subsidiaries will also transfer, assign and license to Buyer certain assets related to the TV Guide Network and the TV Guide Online (tvguide.com) business. The 2009 Equity Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The closing of the transaction is subject to customary conditions, including review under the Hart Scott-Rodino Antitrust Improvements Act, and is expected to close on or before February 28, 2009. The 2009 Equity Purchase Agreement also includes certain indemnification obligations of Gemstar, Macrovision and Buyer, as well as a non-solicitation of employee covenant and a non-compete covenant, on the part of Buyer and its affiliates and Gemstar and its affiliates, respectively. The acquisition will be funded with Buyer’s existing cash and available funds. The completion of the transaction is not subject to Macrovision or Lions Gate Entertainment Corp. stockholder approval.

ITEM 1.02	Termination of a Material Definitive Agreement.

In connection with the entry by Macrovision, Gemstar, UV Corporation and the Company into the 2009 Equity Purchase Agreement, as described in Item 1.01 above, on January 5, 2009, UV Corporation terminated that certain Equity Purchase Agreement dated as of December 17, 2008, by and among Gemstar, the Company, UV Corporation, Macrovision, and TVGN Holdings, LLC, an affiliated company of One Equity Partners, LLC (the “2008 Equity Purchase Agreement”), pursuant to a notice of termination delivered to TVGN Holdings, LLC in accordance with the terms of the 2008 Equity Purchase Agreement. A description of the material terms of the 2008 Equity Purchase Agreement can be found under Item 1.01 in the Form 8-K filed by Macrovision on December 23, 2008 and such description is incorporated herein by reference.

Macrovision exercised its right to terminate the 2008 Equity Purchase Agreement, and to enter into the 2009 Equity Purchase Agreement, based on its belief that the 2009 Equity Purchase Agreement provides less conditionality and therefore greater certainty of completion of the transaction, shorter time to closing, and improved overall terms of the transaction.

ITEM 9.01	Financial Statements and Exhibits.

(d) The following exhibit is filed with this report on Form 8-K:

Exhibit Number	Description
10.1	Equity Purchase Agreement dated January 5, 2009, by and among Gemstar-TV Guide International, Inc., TV Guide Entertainment Group, Inc., UV Corporation, Macrovision Solutions Corporation, and Lions Gate Entertainment, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Macrovision Solutions Corporation
(Registrant)

Date: January 9, 2009	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel